AMENDMENT TO FUND PARTICIPATION AGREEMENT

                                     BETWEEN
                           THE DREYFUS CORPORATION AND
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

THIS AMENDMENT TO THE FUND PARTICIPATION AGREEMENT is made as of the 1st day of May, 2005 between JEFFERSON NATIONAL LIFE INSURANCE COMPANY (the "Insurance Company"), and each of DREYFUS VARIABLE INVESTMENT FUND; THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; AND DREYFUS STOCK INDEX FUND (EACH A "FUND").

                                   WITNESSETH

         WHEREAS, the Insurance Company and the Funds entered into a Fund Participation Agreement as of May 1, 2003 ("Agreement") under which shares of the Funds are made available to the Separate Accounts of the Insurance Company for the benefit of the Insurance Company contract holders; and

         WHEREAS, Dreyfus and the Insurance Company desire to amend the Agreement;

         NOW THEREFORE, it is agreed as follows:

            1. Article I, Paragraph 1.13 "Separate Account" of the Agreement, is hereby deleted in its entirety and replaced with the following paragraph 1.13: "Separate Account" shall mean Jefferson National Life Annuity Accounts as follows:

- Jefferson National Life Annuity Account C
- Jefferson National Life Annuity Account E
- Jefferson National Life Annuity Account F
- Jefferson National Life Annuity Account G
- Jefferson National Life Annuity Account H
- Jefferson National Life Annuity Account I
- Jefferson National Life Annuity Account J
- Jefferson National Life Annuity Account K
- Jefferson National Life Account L

            2. If any of the Funds provide the Insurance Company with materially incorrect share net asset value information, the Separate Account(s) shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Insurance Company. Furthermore, the Funds shall be liable for the reasonable administrative costs incurred by the Insurance Company in relation to the correction of any material error, provided such error is attributable to the Funds. Administrative costs shall include reasonable allocation of staff time, costs of outside service providers, printing and postage. Non-material errors will be corrected in the next Business Day's net asset value per share.

            3. Exhibit A is revised in its entirety to read as EXHIBIT A attached hereto.

            4. All other terms of the Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2005.

                              DREYFUS VARIABLE INVESTMENT FUND

                              By: _____________________________________________
                              Name:
                              Title:

                              THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

                              By: _____________________________________________
                              Name:
                              Title:

                              DREYFUS LIFE AND ANNUITY INDEX FUND, INC.
                              D/B/A (DREYFUS STOCK INDEX FUND)

                              By: _____________________________________________
                              Name:
                              Title:

                              JEFFERSON NATIONAL LIFE INSURANCE
                              COMPANY

                              By: _____________________________________________
                              Name: Craig A. Hawley
                              Title: General Counsel and Secretary




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


                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS


FUND NAME                                               SHARE CLASS
---------                                               -----------

Dreyfus Variable Investment Fund
       Disciplined Stock Portfolio                      Initial Class
       International Value Portfolio                    Initial Class
Dreyfus Socially Responsible Growth Fund, Inc.          Initial Class
Dreyfus Stock Index Fund, Inc.                          Initial Class
Dreyfus Small Cap Stock Index Portfolio                 Service Shares






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